UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2026, Movado Group, Inc. (the “Company”), together with Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC (together with the Company, the “U.S. Borrowers”), each a wholly owned domestic subsidiary of the Company, MGI Luxury Group GmbH (the “Swiss Borrower” and, together with the U.S. Borrowers, the “Borrowers”), a wholly owned Swiss subsidiary of the Company, and Movado Group Nederland B.V., a wholly owned Netherlands subsidiary of the Company, as guarantor (the “Guarantor”), entered into an Amendment No. 7 to Credit Agreement (the “Amendment”) with the lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Agent”), which amends the Company’s Amended and Restated Credit Agreement dated as of October 12, 2018 by and among the Borrowers, the Guarantors, the lenders party thereto and the Agent (the “Credit Agreement”). The Amendment, among other things, (i) extends the maturity of the Company’s senior secured revolving credit facility (the “Facility”) provided under the Credit Agreement from October 28, 2026 to July 16, 2031, (ii) reduces the commitments under the Facility from $100.0 million to $75.0 million, (iii) eliminates the 0.10% per annum SOFR adjustment and (iv) increases the interest rate margins under the Facility by 0.10% per annum.

The Facility includes a $15.0 million letter of credit subfacility and a $25.0 million swingline subfacility, with provisions for uncommitted increases of up to $50.0 million in the aggregate subject to customary terms and conditions. As of July 16, 2026, no loans were drawn, and approximately $299,000 in letters of credit were outstanding, under the Facility. As of July 16, 2026, availability under the Facility was approximately $74.701 million.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 7 to Credit Agreement, dated July 16, 2026, by and among the Borrowers, the Guarantor, the lenders party thereto and the Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2026

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President and General Counsel